Exhibit 3.7

                                THIRD AMENDMENT


     THIRD AMENDMENT (this "Third Amendment"), dated as of August 14, 2003, to the Amended and Restated Limited Liability Company Agreement of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) (the "Company"), dated as of October 28, 1999, as amended by the First Amendment thereto, dated as of April 25, 2002, and the Second Amendment thereto, dated as of June 18, 2003 (the "LLC Agreement"), is entered into by Raven Funding LLC, a Delaware limited liability company, as the sole common member (the "Common Member").



                              W I T N E S S E T H:
                              - - - - - - - - - -


I.   Amendment.

     WHEREAS, pursuant to Section 15.1 of the LLC Agreement and subject to the terms and conditions of this Third Amendment, the Common Member wishes to amend the LLC Agreement as herein provided.

     NOW, THEREFORE:

          1. Section 2.2(b) of the LLC Agreement is hereby amended and restated in its entirety as follows:

               "(b) The address of the registered office of the Issuer in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400 Wilmington, DE 19808. The name of the Company's registered agent at that address is the Corporation Service Company"

II.  Miscellaneous Provisions.

          1. This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the LLC Agreement and, except as amended hereby, the LLC Agreement continues in full force and effect.

          2. THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE EXCLUDING ANY
     CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS THIRD AMENDMENT TO THE LAW OF ANOTHER JURISDICTION.

          3. From and after the date of the execution of this Third Amendment, all references to the "Agreement" in the LLC Agreement and the LLC Agreement shall be deemed to be references to the LLC Agreement as modified hereby.

          4. The Common Member hereby approves and ratifies the execution and filing by Lynn Feldman of the Certificate of Amendment to Certificate of Formation of the Company on June 24, 2002.

                                     * * *

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Third Amendment as of the date first above written.



                                        COMMON MEMBER



                                        RAVEN FUNDING LLC



                                        By:  /s/ Joseph W. Weikel
                                            ----------------------------------
                                            Name:   Joseph W. Weikel
                                            Title:  Senior Vice President,
                                                    General Counsel and
                                                    Assistant Secretary